EXHIBIT 99


NEWS RELEASE


St. Paul Travelers Estimates Hurricane Frances Losses

SAINT PAUL, Minn.--Sept. 24, 2004--The St. Paul Travelers Companies, Inc. (St. Paul Travelers, NYSE: STA) announced today that it estimates losses from Hurricane Frances to be approximately $75 million, after tax and reinsurance, attributable to the company's reportable business segments as follows:

-- Commercial, approximately $30 million;

-- Specialty, approximately $21 million; and

-- Personal, approximately $24 million.

These estimated losses,combined with the previously announced loss estimates from Hurricane Charley, are expected to reduce the company's diluted earnings per share for the third quarter of 2004 by approximately $0.31. Estimated losses from Hurricane Ivan are currently not available.

St. Paul Travelers is a leading provider of insurance and asset management services. For more information, visit www.stpaultravelers.com.

Forward-Looking Statements

Within the meaning of the Private Securities Litigation Reform Act of 1995, all statements in this press release other than statements of historical facts are "forward-looking statements" that may involve risks and uncertainties. Actual results of matters addressed in these forward-looking statements may differ substantially from those expressed or implied. For a discussion of factors that could cause actual results to differ, please see the comments under the heading 'Forward-Looking Statements' in the company's most recent quarterly report on Form 10-Q with the Securities and Exchange Commission.

CONTACT: St. Paul Travelers, Saint Paul
Media:
Shane Boyd, 651-310-3486
or
Marlene Ibsen, 860-277-9039
or
Institutional Investors:
Maria Olivo, 860-277-8330
or
Chuck Chamberlain, 860-954-3134
or
Individual Investors:
Marc Parr, 860-277-0779